UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

FARO TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following information was first made available to Faro Technologies, Inc. employees on May 6, 2025.

# FARO Plans to Join AMETEK.

FAQs for Employees.

FARO®

FARO Plans to Join AMETEK. FAQs for Employees.

FARO to be acquired by AMETEK

On Tuesday 6th May 2025, it has been announced that FARO Technologies plans to be acquired by AMETEK, a leading global provider of industrial technology solutions.

This document sets out some of the questions we think you might have.

During the transaction period, we will keep you updated with progress and anything else you need to know.

Thank you for your professionalism and commitment to the future of FARO.

Question	Answer
Will the closing of the transaction impact my job responsibilities or reporting structure?	At this stage, there are no planned changes to roles, reporting lines, or locations. AMETEK has a strong history of acquiring and growing companies while allowing them to operate with continuity and autonomy. While the future operating model is to be defined, the message for now is clear: it is business as usual. We are committed to communicating openly and keeping you informed if anything changes.

Does this mean a reorganization?	While FARO will become part of AMETEK’s portfolio of businesses provided that the merger closes, the future operating structure is still to be defined. We will share updates as plans evolve, but at this stage, there are no planned changes to your role, reporting lines, or location.

Will the leadership team stay the same?	At this time, no leadership changes have been announced. FARO continues to be led by the same team, and there are no planned changes now through the closing of the pending acquisition. As with any transition, some roles or structures may evolve over time, but we are committed to sharing updates transparently as any plans are confirmed.

1

Will FARO be re-branded to AMETEK?	No brand changes are planned at this time. FARO has a strong, globally recognized reputation in 3D metrology, digital reality, and public safety. AMETEK understands and values the FARO brand and its leadership across these sectors. We will continue to operate under the FARO name, and any future brand considerations will be communicated clearly and in advance.

Will our office sites remain?	Whilst FARO will become part of AMETEK’s portfolio of businesses, should the transaction close, the future operating structure is still to be defined. We will share updates as plans evolve, but at this stage, there are no planned changes to your roles, reporting lines, or locations.

Will our products, or roadmaps, change?	FARO has a valued suite of products and solutions. Pending the transaction closing, we will continue with our product strategy as before. If there are any changes in the future, they will be thoughtfully considered and clearly communicated.

How are we updating customers, distributors, suppliers and partners?	Separate communication plans are in place for each of these key stakeholder groups. Messages are being shared through the appropriate channels to ensure they are informed, reassured, and supported. We’ve created some FAQs specifically for those of you in customer facing roles – please read through these. If you’re contacted with questions and you’re unsure how to answer, please direct them to your manager or the designated point of contact.

What should I say if I talk to a customer?	You can point any customer to the public press release and reassure them that it’s business as usual.

What happens to my FARO shares?	As more fully described in the proxy statement to be filed with the Securities and Exchange Commission, upon closing, FARO shares of common stock will be cancelled, and shareholders will be paid out the per share price based on your holdings.

2

Is there any change to my compensation?	At this point, there are no changes to any employee compensation. All FARO employees will continue to operate under FARO’s compensation philosophy.

Is there any change to my benefits?	At this point, there are no changes to any employee benefits. All FARO employees will continue to operate under FARO’s benefit plans.

How does this news impact the STIP plan?	This news does not impact the STIP plan. It’s business as usual and we will continue with the 2025 STIP plan. Any changes will be communicated to you in advance.

Can you share more about AMETEKs culture?	AMETEK (NYSE: AME) is a leading global provider of industrial technology solutions serving a diverse set of attractive niche markets with annual sales of approximately $7.0 billion. The AMETEK Growth Model integrates the Four Growth Strategies - Operational Excellence, Technology Innovation, Global and Market Expansion, and Strategic Acquisitions - with a disciplined focus on cash generation and capital deployment. AMETEK’s objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. Founded in 1930, AMETEK has been listed on the NYSE for over 90 years and is a component of the S&P 500. For more information, visit www.ametek.com.

Can I contact AMETEK employees?	Until the deal closes, FARO and AMETEK will operate as separate and independent entities. Please do not reach out to, or engage in any business discussions with any AMETEK employees.

Where can I go for more help or information?	In this period pending completion of the transaction, we do not have all the answers. Rest assured, we are committed to managing this transition with transparency, care, and respect and will communicate with you as soon as we know more.

What is the AMETEK business model and what might it mean for FARO?	AMETEK has a long and successful history of acquiring and growing technology-driven companies. Their typical model is to run acquired businesses as standalone operations, maintaining their identity and focus.

3

Additional Information and Where to Find It

This communication relates to the proposed merger (the “Merger”) of Faro Technologies, Inc. (the “Company”) and Ametek TP, Inc. (“Merger Sub”), a wholly owned subsidiary of Ametek, Inc. (“Parent”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”). A special meeting of the shareholders of the Company will be announced as promptly as practicable to seek shareholder approval in connection with the proposed Merger. The Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed Merger. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT, MERGER SUB AND THE MERGER. Shareholders may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at http://www.faro.com or by sending a written request to our Corporate Secretary at our principal executive offices at 125 Technology Park, Lake Mary, Florida 32746.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from the Company’s shareholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the Merger and any direct or indirect interests they have in the Merger will be set forth in the Company’s definitive proxy statement for its special shareholder meeting when it is filed with the SEC. Information relating to the foregoing can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 24, 2025 and the Company’s definitive proxy statement for its 2025 Annual Meeting of Shareholders (the “Annual Meeting Proxy Statement”) filed with the SEC on April 10, 2025. To the extent that holdings of the Company’s securities by the directors and executive officers of the Company have changed from the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

4